Exhibit 99.1

Legend International Holdings, Inc. Announces That Mr. Manish Gupta Has Rejoined the Board

MELBOURNE, Australia--(BUSINESS WIRE)--December 21, 2010--Legend International Holdings, Inc. (OTCBB:LGDI) is pleased to announce that Mr. Manish Gupta has rejoined the Board of Directors of the Company following his appointment as a Director of Indian Farmers Fertilizer Cooperative Limited responsible for Strategy and Joint Ventures

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s fiscal 2009 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

CONTACT:
Legend International Holdings, Inc.
Mr. Joseph Gutnick, +011 613 8532 2866
Chief Executive Officer
Fax: +011 613 8532 2805
josephg@axisc.com.au
or
Legend International Holdings, Inc.
General Manager Business
New York Office, 212-223-0018
Fax: 212-223-1169
legendinfo@axisc.com.au